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
Contacts:      Fidelity National Financial, Inc.            Micro General Corporation
               Patrick F. Stone                             Tom Pistilli
               Chief Operating Officer                      President
               (805) 563-8600                               Mailing, Postage and Equipment Div.
               or                                           (203) 262-6282
               Carl A. Strunk                               or
               Executive Vice President - Finance           Linda Morton
               (805) 563-1566                               Controller
                                                            (714) 731-0557
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FOR IMMEDIATE RELEASE
---------------------

         FIDELITY NATIONAL FINANCIAL, INC. AND MICRO GENERAL CORPORATION
         ---------------------------------------------------------------
                 ANNOUNCE COMPLETION OF SALE OF ACS SYSTEMS INC.
                 -----------------------------------------------

        Irvine, Calif., May 15, 1998 -- Fidelity National Financial, Inc. (NYSE:FNF) and Micro General Corporation (OTCBB:MGEN), today completed a transaction whereby Micro General Corporation acquired ACS Systems, Inc. a subsidiary of Fidelity National Financial, Inc. in a transaction wherein Micro General Corporation issued 4.6 million shares valued at $6.9 million to Fidelity National Financial, Inc. Fidelity now owns 81.4% of the Micro General common stock on an undiluted basis.

        ACS Systems was founded in 1985 as an escrow software developer. Currently, ACS Systems' operating structure is composed of three divisions: real estate, professional services and telecommunications. ACS Systems' focus is to provide small to medium size businesses, within the real estate industry, with software, systems integration and communication services. Products and services include, but are not limited to, telecommunications hardware, long distance reselling, computer hardware and system software reselling, consulting services, technical services, Internet services, electronic commerce and title and escrow software applications.


                                     -more-
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FIDELITY NATIONAL FINANCIAL, INC. AND MICRO GENERAL CORPORATION
---------------------------------------------------------------
ANNOUNCE COMPLETION OF SALE OF ACS SYSTEMS INC.
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Page 2-2-2-2

        Micro General Corporation currently develops, manufactures and markets automated equipment for shipping and mailing operations, with products ranging from low-cost mechanical and electronic postal scales for personal and office use to complete systems for high-volume processing of parcels shipped by UPS and other carriers. Most recently, the company has focused on the development of a high-tech closed system, information based indicia postage meter compliant with new U.S. Postal Service security requirements.

        Patrick F. Stone, Chief Executive Officer of the diversified Micro General Corporation said, "I am extremely pleased at the opportunity to have two progressive industry technologies under common ownership. We anticipate future technological advances in both divisions."

        Headquartered in Irvine, California, Fidelity National Financial, Inc. is a specialty finance company engaged in doing business in 49 states, the District of Columbia, Puerto Rico, the Bahamas and the Virgin Islands. Fidelity, through its principal subsidiaries, performs specialty finance functions such as originating, funding, purchasing, selling, securitizing and servicing equipment leases for a broad range of businesses. Fidelity is also engaged in the business of issuing title insurance and performs other title-related services including escrow, collection and trust activities, real estate information and tax reporting services, trustee sales guarantees, foreclosure publishing and posting services, exchange intermediary services, credit reviews, flood certifications, appraisals and courier services.

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